EXHIBIT 5.1

                                                     November 29, 2002


MMCA Auto Receivables Trust II
6363 Katella Avenue
Cypress, California 90630-5205


                           Re:      Registration Statement on Form S-1
                                    Registration No. 333-99539

Ladies and Gentlemen:

                  We are members of the Bar of the State of New York and have acted as special counsel to MMCA Auto Receivables Trust II, as seller (the "Seller"), and Mitsubishi Motors Credit of America, Inc., as Servicer (the "Servicer"), in connection with the issuance of the ___% Class A-1 Asset Backed Notes, ___% Class A-2 Asset Backed Notes, Floating Rate Class A-3 Asset Backed Notes, Floating Rate Class A-4 Asset Backed Notes, Floating Rate Class B Asset Backed Notes and Floating Rate Class C Asset Backed Notes (collectively, the "Notes") by MMCA Auto Owner Trust 2002-5 (the "Issuer") pursuant to the terms of an Indenture, dated as of December 1, 2002 (the "Indenture"), between the Issuer and Bank of Tokyo-Mitsubishi Trust Company, as Indenture Trustee (the "Indenture Trustee"). The Notes will be sold to the underwriters (the "Underwriters") who are parties to an underwriting agreement (the "Underwriting Agreement") between the Seller and ________________, as representative of the Underwriters. Terms not otherwise defined herein have the meaning assigned to them in the Prospectus (as defined below).

                  In this connection, we have examined and relied upon the registration statement for the Notes on Form S-1, Registration No. 333-99539, filed with the Securities and Exchange Commission (the "SEC") on September 13, 2002 and Amendment No. 1 thereto filed with the SEC on November 29, 2002 (collectively, the "Prospectus"), the form of the Indenture and the forms of the other documents to be executed in connection therewith, and we have assumed that the parties to such documents will comply with the terms thereof. In addition, we have examined and considered executed originals or counterparts, or certified or other copies identified to our satisfaction as being true copies of such certificates, instruments, documents and other corporate records of the Seller and the Servicer and matters of fact and law as we deem necessary for the purpose of the opinion expressed below.

                  In our examination we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, facsimile, electronic or photostatic copies and the authenticity of the original of such latter documents. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Seller, the Servicer and others.

                  We express no opinion as to the laws of any jurisdiction other than the laws of the State of New York, the General Corporation Law of the State of Delaware and the laws of the United States of America to the extent specifically referred to herein.

                  Based upon and subject to the foregoing, we are of the opinion that when the Indenture is executed and delivered by the parties thereto, when the Notes to be issued pursuant to the Indenture have been duly and validly authorized and executed by the Owner Trustee on behalf of the Issuer and have been authenticated by the Indenture Trustee in accordance with the provisions of the Indenture, and when the Notes are paid for by the Underwriters pursuant to the Underwriting Agreement, the Notes will be legally issued, fully paid and non-assessable, and will be binding obligations of the Issuer.

                  We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to Skadden, Arps, Slate, Meagher & Flom LLP under the caption "Legal Opinions" in the Prospectus included in the Registration Statement.


                                 Very truly yours,

                                 /s/ Skadden, Arps, Slate, Meagher & Flom LLP

                                 Skadden, Arps, Slate, Meagher & Flom LLP